UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-11(c) or § 240.14a-12

Nuveen Global Cities REIT, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

nuveen

Nuveen Global Cities REIT, Inc.

730 Third Avenue, 3rd Floor

New York, NY 10017

April 19, 2022

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Nuveen Global Cities REIT, Inc. to be held on June 1, 2022 at 9:00 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting meetnow.global/M5QGKDR.

The Notice of the Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to:

(1)

elect the seven members of the board of directors named in the enclosed proxy statement to serve as directors until the 2023 annual meeting of stockholders and until their successors are duly elected and qualify; and

(2)	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Our board of directors unanimously recommends that you vote for each of the proposals to be considered and voted on at the Annual Meeting.

Your vote is important to us. Whether or not you plan to attend the virtual Annual Meeting, I urge you to authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares on the Internet or by telephone, or, if you received the proxy materials by mail, you may also authorize a proxy to vote your shares by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on June 1, 2022.

Sincerely yours,

/s/ Michael J.L. Sales

Michael J.L. Sales
Chief Executive Officer and Chairman of the Board

NUVEEN GLOBAL CITIES REIT, INC.

730 Third Avenue, 3rd Floor

New York, NY 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2022

To the Stockholders of Nuveen Global Cities REIT, Inc.:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Nuveen Global Cities REIT, Inc., a Maryland corporation (the “Company”), will be held on June 1, 2022 at 9:00 a.m., Eastern Time (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting meetnow.global/M5QGKDR. The Annual Meeting is held for the following purposes:

1.

To elect the seven members of the board of directors named in the enclosed proxy statement to serve as directors of the Company until the 2023 annual meeting of stockholders and until their successors are duly elected and qualify;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To transact such other business that may properly come before the Annual Meeting, and any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 2, 2022, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting. The Company’s proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2021, are available at https://www.nuveen.com/gcreit/literature.

Stockholders are requested to promptly authorize a proxy over the Internet or by telephone, or execute and return the accompanying proxy card, which is being solicited by the board of directors of the Company. You may authorize a proxy over the Internet or by telephone by following the instructions in the proxy card. You may execute the proxy card using the methods described in the proxy card. Authorizing a proxy is important to ensure a quorum at the Annual Meeting. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the virtual Annual Meeting and voting virtually in person.

By Order of the Board of Directors,

/s/ William M. Miller

William M. Miller
Secretary

April 19, 2022

The words “we,” “our,” “us” and “our company” each refers to Nuveen Global Cities REIT, Inc. The term “Advisor” refers to Nuveen Real Estate Global Cities Advisors, LLC, an investment advisory affiliate of Nuveen Real Estate (“NRE”), which is the real estate investment management division of our sponsor, Nuveen, LLC (together with its affiliates, “Nuveen”).

i

NUVEEN GLOBAL CITIES REIT, INC.

730 Third Avenue, 3rd Floor

New York, NY 10017

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2022

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Nuveen Global Cities REIT, Inc., a Maryland corporation, for use at our Annual Meeting of Stockholders to be held on June 1, 2022 at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting meetnow.global/M5QGKDR. This proxy statement and the accompanying materials are being distributed on or about April 19, 2022, to stockholders of record described below and are available at https://www.nuveen.com/gcreit/literature.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held on June 1, 2022 at 9:00 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting meetnow.global/M5QGKDR. Log on to the webcast with your control number (the 14-digit control number found in the shaded box of your proxy card).

What is this document and why have I received it?

This Proxy Statement and the enclosed proxy card are being furnished to you, as a holder of our common stock, par value $0.01 per share, because the Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement contains information that stockholders should consider before voting on the proposals to be presented at the meeting. References in this Proxy Statement to “stockholders” refers to holders of our common stock only.

What am I voting on?

There are two proposals scheduled to be considered and voted on at the Annual Meeting:

•	Proposal 1: Election of seven director nominees listed herein; and

•	Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2022.

Dissenters’ rights are not applicable to matters being voted upon.

What is the required vote for approval of each proposal?

Proposal 1: Election of seven director nominees listed herein. The affirmative vote of a majority of the shares entitled to vote that are present virtually in person or by proxy at the Annual Meeting is required for the election of each nominee for director. Abstentions will have the effect of a vote against the nominees. If an incumbent nominee for the Board fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. A majority of the votes cast at the Annual Meeting virtually in person or by proxy is required for the auditor ratification proposal. Abstentions, if any, will not affect the outcome of this proposal. Your shares may be voted on for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as follows:

•	FOR the election of each of the seven director nominees listed herein; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2022.

Who can vote?

Holders of record of our shares of our common stock as of the close of business on April 2, 2022 (the “Record Date”) will be entitled to vote at the virtual Annual Meeting. As of the Record Date, there were 134,839,568 shares of our common stock outstanding. You are entitled to one vote for each share you held as of the Record Date.

How do I vote if I am a registered stockholder?

If you are a registered stockholder, you may authorize a proxy to vote your shares in any of the following ways described below, or in person by attending the virtual Annual Meeting:

•

via the Internet by going to www.proxy-direct.com and following the on-screen directions. Please have your proxy card in hand when accessing the website, as it contains a 14-digit control number and 8-digit security code, which are required to record your voting instructions via the Internet;

•

by touch-tone by calling the number listed on the proxy card, 1-800-337-3503, and following the recorded instructions. You will need the 14-digit control number and 8-digit security code included on your proxy card in order to record your voting instructions by telephone; or

•	by mail by marking, signing, dating and returning the enclosed proxy card.

If you authorize a proxy by telephone or Internet, you do not need to mail your proxy card. See the attached proxy card for more instructions on how to vote your shares.

All proxies that are properly executed and received by our Secretary prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we urge you to return your proxy card or submit a proxy by telephone or via the Internet to assure the representation of your shares at the Annual Meeting.

How can I authorize a proxy to vote over the Internet or by telephone?

To authorize a proxy to vote electronically via the Internet, go to www.proxy-direct.com and follow the instructions. Please have your proxy card in hand when accessing the website, as it contains a 14-digit control number and 8-digit security code, which are required to record your voting instructions via the Internet.

If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-800-337-3503 and following the recorded instructions. You will need the 14-digit control number and 8-digit security code included on your proxy card in order to record your voting instructions by telephone.

You can authorize a proxy to vote via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Time, on May 31, 2022, the day before the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If you submit a signed proxy without indicating your vote on any matter, the designated proxies will affirmatively vote to elect all seven director nominees as directors and to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.

What if other matters come up at the Annual Meeting?

At the date this Proxy Statement went to print, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Annual Meeting or any adjournment or postponement thereof and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Can I change my vote or revoke my proxy after I authorize my proxy?

Yes. You can change your vote by taking any of the following actions:

•	executing or authorizing, dating and delivering to us a new proxy with a later date that is received prior to 11:59 p.m., Eastern Time, on May 31, 2022;

•	authorizing a proxy again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 31, 2022;

•	sending a written statement revoking your proxy card to our Secretary, provided such statement is received no later than May 31, 2022; or

•	virtually attending the Annual Meeting, revoking your proxy and voting your shares.

Your virtual attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to: Nuveen Global Cities REIT, Inc., 4675 MacArthur Court, Suite 1100, Newport Beach, CA 92660, Attention: Secretary. New paper proxy cards should be sent to: Nuveen Global Cities REIT, Inc., c/o Proxy Tabulator, P.O. Box 808001, Louisville, KY 40233.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, which allows stockholders the ability to more easily attend the Annual Meeting without incurring travel costs or other inconveniences. If you are a stockholder of record, you will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting meetnow.global/M5QGKDR, which provides our stockholders rights and opportunities to vote and ask questions equivalent to in-person meetings of stockholders. Log on to the webcast with your control number (the 14-digit control number found in the shaded box of your proxy card). The Annual Meeting will convene at 9:00 a.m., Eastern Time, on June 1, 2022.

Can I vote my shares in person at the virtual Annual Meeting?

If you are a stockholder of record as of the close of business on the Record Date and prefer to vote your shares at the virtual Annual Meeting, you may do so. Even if you plan to attend the virtual Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What constitutes a quorum?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of our common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or attend the virtual Annual Meeting. The presence, either virtually in person or by proxy, at the Annual Meeting of at least 50% of all the votes entitled to be cast on any matter will constitute a quorum. If a quorum is not present at the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days from the original Record Date for the Annual Meeting without notice other than an announcement at the Annual Meeting. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Abstentions will also be considered present for the purpose of determining whether we have a quorum.

Who will count the votes?

Votes cast by proxy or virtually in person at the virtual Annual Meeting will be tabulated by an appointed inspector of election.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the date of the Annual Meeting.

How can I get additional copies of this Proxy Statement relating to this solicitation?

You may obtain additional copies of this Proxy Statement by writing to Nuveen Global Cities REIT, Inc., 4675 MacArthur Court, Suite 1100, Newport Beach, CA 92660, Attention: Secretary.

Where can I get more information about Nuveen Global Cities REIT, Inc.?

In connection with this solicitation, we have provided you with our Annual Report that contains our audited financial statements. We also file reports and other documents with the SEC. You can view these documents at the SEC’s website, www.sec.gov. You can also find more information on our website at www.nuveenglobalreit.com.

How is this solicitation being made?

This solicitation is being made primarily by the mailing of these proxy materials. Supplemental solicitations may be made by mail or telephone by our officers and representatives, who will receive no extra compensation for their services. The expenses in connection with this solicitation, including preparing and mailing these proxy materials, will be borne by us. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock. We have hired Computershare Fund Services to assist us in the distribution of our proxy materials and for the solicitation of proxy votes. We will pay Computershare Fund Services customary fees and expenses for these services of approximately $25,000.

Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of our company.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders are being asked to consider the election of seven of our directors. Our directors are elected annually for a term of one year, and serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. Our Board is currently comprised of seven directors.

Each director named below has been nominated for election by the Board to serve a one-year term until the 2023 annual meeting of stockholders and until their successor is duly elected and qualifies. Each director has agreed to serve as a director if elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and us.

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to affirmatively vote such proxy for the election of each of the director nominees named below. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Board. Our Board has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information about Director Nominees

The following table and biographical descriptions set forth certain information regarding the director nominees, including a description of the experience, characteristics, attributes and skills of each director nominee that led the Board to conclude that each such person should serve as a director.

Name	Age	Position
Michael J.L. Sales	57	Chairman of the Board and Chief Executive Officer
Michael A. Perry	55	Director
John L. MacCarthy	62	Director
Donna Brandin	65	Independent Director
John R. Chandler	62	Independent Director
Steven R. Hash	57	Lead Independent Director
Robert E. Parsons, Jr.	66	Independent Director

Michael J.L. Sales has served as our Chairman of the Board and Chief Executive Officer since July 2017. As Chief Executive Officer of Nuveen Real Estate and Real Assets, comprised of the Real Estate, Infrastructure, Natural Capital, Commodities and Private Impact teams, Mr. Sales is primarily responsible for overseeing the business across all regions. He is a member of the Nuveen Executive Leadership Team, which sets and executes strategic goals for the business, and has over 30 years’ experience within the real estate industry. Working closely with the Head of Global Real Estate and senior investment managers, he ensures the business delivers strong financial results and exceeds client expectations for investment performance and service experience. He also works with the Investor Relations Team in developing and maintaining client relationships. Mr. Sales is a member of the Investment Committee and Real Estate Debt Investment Committee. Mr. Sales joined the company as UK Property Investment Manager in 1994 and has held a number of senior management roles before his appointment as Head of the Real Estate business in 2015. He started his career in 1989 as a Development Surveyor at Morgan Grenfell Laurie, where he was then appointed to Head of UK Investment Agency in 1993. Mr. Sales holds a B.A. in Business Studies from Middlesex Business School, and a MPhil in Land Management from Reading University. He is a Member Associate of the Royal Institution of Chartered Surveyors and a member of the Investment Property Forum.

We believe Mr. Sales is a valuable member of our Board because of his extensive real estate and investment experience and his tenure with NRE.

Michael A. Perry has served as a member of our Board since May 2017. He serves as Executive Vice President and Head of the Global Client Group for Nuveen, where he is responsible for delivering Nuveen’s insights, capabilities and solutions to best service clients and grow revenues. Mr. Perry serves as a member of Nuveen’s Executive Committee and co-CEO of Nuveen Securities. Prior to these roles, in March 2019, Mr. Perry served as Head of Global Product, responsible for driving a consistent, global viewpoint and strategy across all aspects of product creation and management. He also led Structured Products and Alternative Investments, responsible for building and growing the closed-end fund and alternative investment businesses. Before joining Nuveen in July 2015, Mr. Perry spent five years at UBS Wealth Management, serving on its Executive Committee and responsible for investment advisory programs and research, planning, funds, alternative investments, insurance and the UBS Trust Company. Prior to UBS, Mr. Perry spent 15 years at Merrill Lynch as a senior executive leading a number of investment businesses focused on the wealth management channel. Mr. Perry serves as a member of Nuveen Churchill Direct Lending Corporation. He also serves on the board of Youth, Inc. which empowers youth serving nonprofit organizations in the New York City area. Mr. Perry holds a B.S. in Industrial and Operations Engineering from the University of Michigan and an M.B.A. from the NYU Stern School of Business.

We believe Mr. Perry is a valuable member of our Board because of his extensive experience with alternative investments and retail, high net worth and institutional client channels.

John L. MacCarthy has served as a member of our Board since July 2017. Mr. MacCarthy served as a consultant to TIAA and Nuveen from January through December 2019. He served as the Chief Legal Officer of Nuveen, where he was responsible for overseeing the Legal and Compliance areas of the firm and was a member of Nuveen’s Executive Committee, until his departure in December 2018 when he became a consultant to Nuveen. Mr. MacCarthy was appointed Chief Operating Officer of TIAA Global Real Assets in January 2016, where his responsibilities included overseeing and serving on the boards of subsidiary asset managers specializing in real estate, agriculture, timber, agribusiness private equity, and middle market lending. Mr. MacCarthy’s initial focus was on unifying the $65 billion assets under management (“AUM”) U.S. real estate business of TIAA Global Real Assets with the $30 billion AUM NRE business headquartered in London. Mr. MacCarthy joined Nuveen Investments as General Counsel in 2006, becoming Executive Vice President, Secretary and General Counsel in 2008. Before joining Nuveen, Mr. MacCarthy held various positions at the law firm of Winston & Strawn LLP starting in 1985, including Chairman of the Corporate Department and member of the firm’s Executive Committee from 2001 to 2006. Mr. MacCarthy has been a member of the board of directors of Healthwell Acquisition Corporation I (NASDAQ: HWEL) since February 2021. Mr. MacCarthy is a member of the Illinois Bar and holds a J.D. from Stanford Law School. He also holds a B.A. in History and Economics from Williams College.

We believe that Mr. MacCarthy is a valuable member of our Board because of his experience serving on boards of a number of organizations and his history with Nuveen.

Donna Brandin has served as one of our independent directors since January 2018. Ms. Brandin served as the Executive Vice President, Chief Financial Officer and Treasurer of the Lightstone Group from April 2008 to June 2018. In addition, during this time period she served as Chief Financial Officer, Treasurer and Principal Accounting Officer of five public, non-traded REITs sponsored by the Lightstone Group. Since October 2014, Ms. Brandin has served as a Director of Lightstone Enterprises Limited until her resignation in June 2018 and is currently the Chairman of the Audit Committee of Invesque, a Canadian listed healthcare company. Prior to joining the Lightstone Group in April 2008, Ms. Brandin held the position of Executive Vice President and Chief Financial Officer of US Power Generation from September 2007 through November 2007. From July 2004 to September 2007, Ms. Brandin was the Executive Vice President and Chief Financial Officer of Equity Residential (NYSE: EQR), the largest publicly traded multifamily REIT in the country. Prior to joining Equity Residential, Ms. Brandin held the position of Senior Vice President and Treasurer for Cardinal Health Inc. from July 2000 through July 2004. Prior to 2000, Ms. Brandin held various executive-level positions at The Campbell

Soup Company, Emerson Electric Company and Peabody Holding Company. Ms. Brandin is a certified public accountant and holds a B.S. in Business Administration from Kutztown University and a Master’s Degree in Finance from St. Louis University.

We believe that Ms. Brandin’s qualifications to serve on our Board include her considerable experience in financial matters, including specifically her experience as a chief financial officer of several organizations, including several public, non-listed REITs.

John R. Chandler has served as one of our independent directors since January 2018. Mr. Chandler is the Founder of Majesteka Investments Holdings, a private firm providing integrated strategic leadership and capital for emerging companies at the intersection of real estate, asset management, and technology. Prior to forming Majesteka in 2017, Mr. Chandler was Managing Director and Chairman of BlackRock Inc.’s Global Real Estate business with a focus on the strategic development of the platform as well as investment and client activities. He was also a member of the Real Estate Global Executive Committee, the BlackRock Alternative Investment Executive, and Investment Committees. He joined BlackRock in 2011 as Global Head of Real Estate with responsibilities for the business and investment performance of the platform. Prior to joining BlackRock, Mr. Chandler held various positions with LaSalle Investment Management, Inc. (“LIM”), most recently as the Global Chief Investment Officer and Executive Chairman for Asia Pacific. From 2000 until 2010, Mr. Chandler was based in Singapore as LIM’s Chief Executive Officer for Asia Pacific, where he was responsible for creating LIM’s Asia Pacific business into a business with $7.4 billion of assets under management. Prior to relocating to Asia in 2000, Mr. Chandler was Managing Director for LIM’s direct investment activities in the United States. Since June 2021, Mr. Chandler has served as Chairman and CIO for Shelter Acquisition Corporation (NASDAQ: SHQA), a special purpose acquisition company focused on the real estate technology sector. Mr. Chandler is a founding member of the Asian Real Estate Association, a member of the Americas Executive Committee as well as the Global Board of Trustees and Treasurer for the Urban Land Institute, an Executive Committee member at the Wharton School Real Estate Center, and member of the Pension Real Estate Association. Mr. Chandler holds a B.S. in Industrial Engineering from the University of Massachusetts and an M.B.A. from Harvard University.

We believe that Mr. Chandler’s qualifications to serve on our Board include his depth of experience in global real estate finance and investment management. His managerial roles at various investment management firms provide him with leadership experience that we believe is valuable to our Board in fulfilling its duties.

Steven R. Hash has served as our lead independent director since January 2018. From 2012 through the present, Mr. Hash has served as Co-Founder, President and Chief Operating Officer for Renaissance Macro Holding, LLC, a boutique equity research and trading business focused on macro research in the investment strategy, economics and Washington policy sectors. Prior to his co-founding of Renaissance Macro Holding, Mr. Hash served in various executive positions for Lehman Brothers/Barclays Capital, including: from 2006 to 2012, Global Head of Real Estate Investment Banking, where he was responsible for a global team conducting all investment banking and related activities in the real estate sector; from 2008 to 2011, Chief Operating Officer of Global Investment Banking, where he was responsible for all operations of the firm’s global investment banking functions; and from 2003 to 2006, Global Head of Equity Research, where he was responsible for all aspects of the firm’s Global Equity Research Department. Since 2013, Mr. Hash has served as an independent director, member of the Audit Committee and chairman of the Compensation Committee of Alexandria Real Estate Equities, Inc. and has been the lead independent director since 2017. Since 2015, he has served as an independent director of The Macerich Company and he is currently the non-executive Chairman of the Board. From 2019 to 2020, Mr. Hash served as an independent director of DiamondPeak Holdings Corp., a special acquisition corporation. Mr. Hash holds a B.A. in Business Administration from Loyola University and an M.B.A. from Stern School of Business at New York University.

We believe that Mr. Hash’s qualifications to serve on our Board are demonstrated by his experience as an independent director of public REITs and his significant experience in real estate investment banking. His managerial roles at various financial institutions focusing on equity research and real estate investment also provide him with leadership experience that we believe is valuable to our Board in fulfilling its duties.

Robert E. Parsons, Jr. has served as one of our independent directors since January 2018. Mr. Parsons has served as the Executive Vice President, Strategy and Business Development of Exclusive Resorts, LLC since 2020 and previously served as the Chief Financial Officer from 2004 (shortly after its founding) until 2020. From 1995 to 2002, Mr. Parsons was the Chief Financial Officer of Host Marriott Corporation. He began his career with Marriott Corporation in 1981 and continued to work in various financial planning, strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993. After the split, Mr. Parsons served as Treasurer of Host Marriott Corporation, before being promoted to Chief Financial Officer. From 2010 until 2019, Mr. Parsons served as an independent director and as chair of the Audit Committee of the Board of Directors of CareyWatermark Investors 1. Beginning in 2015, Mr. Parsons also joined the board of Watermark Lodging Trust (formerly Carey Watermark Investors 2), and is currently serving as the lead independent director and a member of the audit committee. CareyWatermark Investors 2 merged with CareyWatermark Investors 1 in 2020 and at the same time changed the name of the company to Watermark Lodging Trust. Prior to the merger, Mr. Parsons served as lead independent director, the chair of the Special Committee of the Board and chair of the Audit Committee of CareyWatermark Investors 2. Mr. Parsons served as an independent director of CNL Hotels & Resorts, Inc. from 2003 to April 2007, where he was the lead independent director and chaired both the Audit Committee and a special board committee. Since 2002, Mr. Parsons has also been a Managing Director of Wasatch Investments, a small privately held consulting and investment firm. Mr. Parsons also serves as a member of the board of directors and a member of the finance committee of Kids on the Move, a Utah based non profit organization focused on helping children with learning disabilities. Mr. Parsons holds a B.A. in Accounting and an M.B.A. from Brigham Young University.

We believe that Mr. Parsons’s qualifications to serve on our Board are demonstrated by his experience as an independent director to other public, non-listed REITs, and his leadership experience as an executive officer in the hospitality industry.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE

DIRECTOR NOMINEES.

Risk Oversight and Board Structure

We operate under the direction of the Board. The role of the Board is to provide general oversight of our business affairs and to exercise all of our powers except those reserved for the stockholders. The responsibilities of the Board also include, among other things, oversight of our investment activities, oversight of our financing arrangements and corporate governance activities.

Our charter and committee charters require a majority of the Board, all members of our audit committee (the “Audit Committee”), and a majority of the members of any other committee established by the Board, to be “independent directors” in accordance with the criteria in our charter, bylaws, the applicable rules of the SEC. As required by the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, our charter defines an independent director as a director who is not and has not for the last two years been, directly or indirectly, associated with Nuveen or the Advisor. A director is deemed to be associated with Nuveen or the Advisor if he or she owns any interest (other than an interest in us or an immaterial interest in an affiliate of ours) in, is employed by, is an officer or director of, or has any material business or professional relationship with Nuveen or the Advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Nuveen or advised by the Advisor or an affiliate. Based upon its review, the Board has affirmatively determined that Ms. Brandin and each of Messrs. Hash, Chandler and Parsons are “independent directors” under all applicable standards for independence, including with respect to committee service on the

Audit Committee. Our Board is currently comprised of seven directors, four of whom are independent directors. Our Board has determined that the following director nominees are independent directors: Ms. Brandin and Messrs. Hash, Chandler, and Parsons. Based upon information requested from each director concerning their background, employment and affiliations, the Board has affirmatively determined that none of the independent directors has, or within the last two years had, a material business or professional relationship with us, other than in their capacity as a member of the Board or any Board committee or as a stockholder. The members of the Board who are not independent directors are referred to as “interested directors.”

In considering each director and the composition of the Board as a whole, the Board seeks a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race, which the Board believes enables a director to make a significant contribution to us, the Board and our stockholders. These experiences, characteristics, attributes and skills include, but are not limited to, management experience, independence, financial expertise and experience serving as directors or directors of other entities. Our Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of ours and the Board’s.

These experiences, characteristics, attributes and skills relate directly to our management and operations. Success in each of these categories is a key factor in our overall operational success and creating stockholder value. Our Board believes that directors who possess these experiences, characteristics, attributes and skills are better able to provide oversight of our management and our long-term and strategic objectives.

Board’s Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for us consisting of, among other things, the following activities:

(1)	at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to our performance and operations;

(2)	reviewing and approving, as applicable, our compliance policies and procedures, including our valuation guidelines to be used in connection with the calculation of our net asset value (“NAV”);

(3)	meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; and

(4)

meeting with, or reviewing reports prepared by, the representatives of key service providers, including the Advisor, any sub-adviser, dealer manager, transfer agent and independent registered public accounting firm, to review and discuss our activities and to provide direction with respect thereto. Our Board has established and will review written policies on investments and borrowings consistent with our investment objectives and will monitor our policies and procedures to ensure that such policies and procedures are carried out.

Board Composition and Leadership Structure

Mr. Sales, who is an interested director, serves as both our Chief Executive Officer and Chairman of the Board. Our Board believes that Mr. Sales, as our Chief Executive Officer, is the director with the most knowledge of our business strategy and is best situated to serve as Chairman of the Board. As discussed above, our bylaws and charter require that a majority of the Board consist of persons other than “interested persons.” Mr. Hash serves as our lead independent director and is responsible for, among other things, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chief Executive Officer, and calling meetings of the independent directors, as necessary. Our Board, after considering various factors, has concluded that its structure is appropriate given our current size and complexity.

Board Meetings and Attendance

Our Board met five times during the fiscal year ended December 31, 2021. Each director then serving attended all meetings of the Board to which they were invited during the fiscal year ended December 31, 2021. We do not have a formal policy regarding director attendance at an annual meeting of stockholders, but invite and encourage all directors to attend.

Committees of the Board

Our Board has established one standing committee of the Board, the Audit Committee. Our Board has not established a standing compensation committee because our executive officers do not receive any direct compensation from us. Our Board, as a whole, participates in the consideration of director compensation and decisions on director compensation are based on, among other things, a review of data of comparable REITs. Our Board has not established a standing nominating committee because our entire Board participates in the consideration of director nominees.

Audit Committee

Our Board has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee operates pursuant to a charter and consists of three members, including a chairperson of the Audit Committee. The Audit Committee members are Ms. Brandin (Chairperson) and Messrs. Hash and Parsons, who are each an independent director. Our Board has determined that Ms. Brandin is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is to oversee the integrity of our accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefor), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. The Audit Committee met four times during the fiscal year ended December 31, 2021. Each member of the Audit Committee then serving attended the meetings held during 2021. The Audit Committee Charter is available on our website at www.nuveenglobalreit.com.

Communications between Stockholders and the Board

Our Board welcomes communications from our stockholders. Stockholders may send communications to the Board or to any particular director to the following address: Nuveen Global Cities REIT, Inc., 4675 MacArthur Court, Suite 1100, Newport Beach, CA 92660. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Hedging Policy

Our Board has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers, our directors, the employees of the Advisor or its affiliates, or any of their respective designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Executive Officers

The following table and biographical information sets forth certain information regarding our executive officers. Mr. Sales’ biographical information is provided in the section “Information about Director Nominees.” Each executive officer holds office until his or her successor is chosen and qualifies, or until earlier resignation or removal.

Name	Age	Position
Michael J.L. Sales	57	Chairman of the Board and Chief Executive Officer
G. Christopher McGibbon	49	Co-President
Richard M. Kimble	45	Co-President
Keith A. Jones	39	Head of U.S. Client Solutions
James E. Sinople	45	Chief Financial Officer and Treasurer
William M. Miller	48	Secretary
Abigail Lewis	41	Head of Strategic Insight
Carly R. Tripp	41	Head of Global Transactions
Shawn C. Lese	52	Chief Investment Officer
Gracie Coburn	33	Vice President

G. Christopher McGibbon has served as our Co-President since March 2022 (formerly served as our Co-President, Head of Global Investment from March 2021 to March 2022 and Co-President, Head of North American Investment from July 2017 to March 2021). He also serves as Global Head of Americas for NRE where he is responsible for all NRE’s real estate investment operations in the United States. He has over 18 years of real estate acquisition, management and finance experience and is a member of the business’ Executive Leadership Team which oversees global strategic initiatives. Prior to assuming his current role in 2016, Mr. McGibbon served as the Portfolio Manager for the real property and commercial mortgage allocation of TIAA’s General Account and previously served as lead Portfolio Manager for TIAA’s direct real estate open-end vehicle. Prior to that, he was a director of real estate acquisition for the Western region and also worked in the mortgage division. He joined TIAA in 2001 having previously worked at Codina Development Corporation and The Related Group of Florida. Mr. McGibbon holds a B.S. in Business from the University of Maryland and an M.B.A. from the University of Florida.

Richard M. Kimble has served as our Co-President since March 2022 and previously served as our Head of Portfolio Management from July 2017 to March 2022. In his role as Co-President, Mr. Kimble continues to oversee our investment portfolio. Mr. Kimble has over 18 years of experience in structuring and managing equity and debt components of commercial real estate. Prior to serving as Head of Portfolio Management, Mr. Kimble held numerous roles on NRE’s transactions and portfolio management teams and has been involved in more than $8 billion of transactions. In 2012, he opened NRE’s San Francisco office and built out the Northwest transaction team. Before joining the firm in 2007, he worked for RER Financial Group and specialized in CMBS due diligence assignments, acquisitions, and debt restructurings. Mr. Kimble holds a B.S. in Economics from Mary Washington College and an M.B.A. from the University of North Carolina, Chapel Hill. In addition, he is a CFA Charterholder and is a member of the Urban Land Institute and Commercial Real Estate Development Association.

Keith A. Jones has served as our Head of U.S. Client Solutions since July 2017. He also serves as a Senior Managing Director and Head of Global Alternatives Product for Nuveen, where he is responsible for the development and ongoing management of Alternative Investment client solutions distributed through Nuveen’s U.S. institutional, wealth management and retirement channels. These solutions include new private funds, registered funds and separate accounts delivering access to real estate, real asset and private market strategies. Mr. Jones has over 10 years of experience in alternative investments and is a member of Nuveen’s Alternative Investment Committee. Before joining Nuveen in June 2016, Mr. Jones spent five years at Barclays where he was responsible for the origination, distribution and ongoing management of private equity, hedge funds and other private investments offered to high net worth individuals, family offices and institutional investors. Prior to Barclays, Mr. Jones worked at Merrill Lynch in the Global Investment Solutions group where he focused on product development and new initiatives, and eventually entered a leading role within the Alternative Investments group responsible for real asset origination. Mr. Jones holds a B.S. in Business Administration, with an emphasis in Finance and Accounting, from the University of Colorado at Boulder.

James E. Sinople has served as our Chief Financial Officer and Treasurer since July 2017. From June 2020 through December 2021, he served as a Director in NRE’s Global Product and Solutions team where he was responsible for the development of new proprietary investment products focused on private equity and debt strategies across multiple property types, risk styles and client mandates. Prior to this role, Mr. Sinople was the Director of Investment Accounting in the Americas for the NRE third party reporting team, which is responsible for the oversight, accounting and reporting for over 25 funds and ventures with over $13 billion in AUM. The funds are comprised of core, value-add and opportunistic real estate assets (including office, retail, industrial and multi-family residential properties), commercial mortgage investments and super-regional malls. In addition, Mr. Sinople served as a Manager of agriculture portfolio reporting, including the initial $2 billion agriculture fund as well as TIAA investment subsidiaries. Prior to joining TIAA, Mr. Sinople served as a Project Controller in the energy and private equity industries. He also served in reporting and audit assurance roles at Time Warner Cable and Ernst and Young. Mr. Sinople holds a B.S. in Accounting from Florida Atlantic University and is a Certified Public Accountant.

William M. Miller has served as our corporate Secretary since July 2017. He is a Managing Director and Associate General Counsel for Nuveen, where he provides representation and legal oversight to NRE funds and accounts. With over 20 years of experience representing real estate clients, Mr. Miller advises NRE on fund and product formation and related U.S. regulatory issues, as well as transactional matters, including real estate acquisitions, dispositions, joint ventures and financings. Prior to joining Nuveen in 2013, Mr. Miller worked with a special situations investment fund in Hong Kong and in the real estate and finance practices of an international law firm in the United States and Asia. Mr. Miller holds a B.A. in Philosophy from Western Washington University and a J.D. from Cornell Law School.

Abigail Lewis has served as our Head of Strategic Insight since March 2021. She has served as a Managing Director for Nuveen since December 2020, where she is responsible for Nuveen’s global research, sustainability and proptech and innovation functions and oversees NRE’s Tomorrow’s World Strategy, which is intended to future proof the investment strategy in light of global megatrends and integrates environmental, social and governance principles across fund and asset management. From July 2016 to December 2020, Ms. Lewis was the Global Head of Sustainability for NRE, where she integrated sustainability in Nuveen’s real estate process and developed and oversaw Nuveen’s Net Zero Carbon Commitment and Climate Change Risk framework. Prior to joining Nuveen in 2016, Ms. Lewis was the Head of Sustainability for the Property Management Business at Jones Lang LaSalle, UK. Ms. Lewis holds a B.A. in English Literature from The University of Sheffield.

Carly R. Tripp has served as our Head of Global Transactions since March 2022. Since January 2021, Ms. Tripp has served as Global Chief Investment Officer and Head Investments for Nuveen Real Estate where she leads a team of over 200 investment professionals responsible for all transactional and management functions. She served as Chief Investment Officer of the Americas for Nuveen Real Estate from February 2019 to January 2021. Ms. Tripp is also a member of Nuveen’s Global Executive Leadership Team. From June 2016 to February 2019, Ms. Tripp was Managing Director and Global Head of Real Estate and Alternatives for Nuveen’s TIAA General Account, and prior to that role she was Senior Director and a member of the management team focused on the TIAA Real Estate Account where she was responsible for supporting all aspects of the account, including developing strategic alternatives and evaluating and approving transactions and investment level strategies. Prior to joining the firm in 2006, Ms. Tripp was a financial analyst at LaSalle Investment Management. Ms. Tripp holds a B.S. in Finance and International Business from the University of Maryland and an M.S. in Economics from the University of North Carolina.

Shawn C. Lese has served as our Chief Investment Officer since March 2022. Since February 2020, Mr. Lese has served as the Chief Investment Officer and Head of Funds Management for Nuveen Real Estate’s approximately $90 billion Americas platform. In this role, he leads the portfolio management team in driving investment performance and partnering with clients on their current and prospective real estate investments. He is a member of Nuveen’s Global Executive Leadership Team and Americas Investment Committee. Prior to joining Nuveen Real Estate in 2015, Mr. Lese served as a managing director on the capital markets team of Grosvenor Fund Management. Mr. Lese has also held positions in Morgan Stanley’s real estate investment banking group, at Lazard Ltd. and at Sullivan & Cromwell LLP. Mr. Lese holds a B.A. in East Asian Language and Culture from Columbia University, an M.B.A. from Columbia Business School and a J.D. from Columbia University School of Law.

Gracie Coburn has served as our Vice President since March 2022. Since July 2017, Ms. Coburn has also served as a portfolio manager of Nuveen Real Estate, where she is responsible for all portfolio management activity for the Nuveen Global Cities REIT, including acquisitions, asset management, investment allocations, capital raise and due diligence efforts. From February 2013 to July 2017, Ms. Coburn was a member of Nuveen Real Estate’s San Francisco Acquisitions Team where she covered acquisitions and asset management across the Northwest region of the United States. Ms. Coburn holds a B.S. in Business Administration from the University of Colorado, Boulder.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Advisor, they have certain responsibilities as executive officers of our company arising from Maryland law, our charter and our bylaws.

Our executive officers act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by the Board from time to time. Our officers devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors and executive officers, including, but not limited to, our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. Our Code of Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics and is available on our website at www.nuveenglobalreit.com.

Any waiver of the Code of Ethics may be made only by the Board or the Audit Committee and will be promptly disclosed as required by law. Any modifications to the Code of Ethics will be reflected on our website.

Corporate Governance Guidelines

We have also adopted Corporate Governance Guidelines to advance the functioning of our Board and its committees and to set forth our Board’s expectations as to how our directors should perform their respective functions. Our Corporate Governance Guidelines are available on our website at www.nuveenglobalreit.com.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation of Independent Directors

We compensate each of our non-employee directors who are not affiliated with the Advisor or Nuveen with an annual retainer of $75,000, plus an additional retainer of $15,000 to the chairperson of our Audit Committee. We pay 75% of this compensation in cash in quarterly installments and the remaining 25% in the form of an annual grant of restricted stock based on the most recent transaction price. The restricted stock generally vests one year from the date of grant. We do not intend to pay our directors additional fees for attending board meetings, but we intend to reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with the Advisor or Nuveen do not receive additional compensation for serving on the Board or committees thereof.

The following table sets forth the compensation paid by us to our independent directors for the fiscal year ended December 31, 2021, taking into consideration the Board’s approved changes in our independent director compensation plan, effective July 1, 2021:

Name	Fees Earned or Paid in Cash		Stock Awards		Total
Donna Brandin	$59,06	3	$18,75	0	$77,81	3
John R. Chandler	$50,62	5	$16,25	0	$66,87	5
Steven R. Hash	$50,62	5	$16,25	0	$66,87	5
Robert E. Parsons, Jr.	$50,62	5	$16,25	0	$66,87	5

Executive Compensation

We are externally managed and currently have no employees. Our executive officers serve as officers of the Advisor and are employees of the Advisor or one or more of its affiliates. Pursuant to the terms of the First Amended and Restated Advisory Agreement, among us, Nuveen Global Cities REIT OP, LP, a Delaware limited partnership (the “Operating Partnership”), and the Advisor (the “Advisory Agreement”), the Advisor is responsible for managing our investment activities. Therefore, our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Advisor. In addition, we do not reimburse the Advisor for compensation it pays to its executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Advisor’s obligations to us under the Advisory Agreement. Accordingly, the Advisor has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Advisor does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of our company. Although we do not pay our executive officers any cash compensation, we pay the Advisor the fees under the Advisory Agreement.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding securities authorized for issuance under our independent director restricted share plan as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a	)	(b	)	(c	)
Equity Compensation Plans approved by security holders	—		$—		$480,906
Equity Compensation Plans not approved by security holders	N/A		N/A		N/A
Total	—		—		$480,906

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 1, 2022, information regarding the number and percentage of shares of our common stock owned by each director, executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 730 Third Avenue, 3rd Floor, New York, NY 10017.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Directors and Executive Officers
Michael J.L. Sales	0	0%
Michael A. Perry	56,190	*
John L. MacCarthy	31,941	*
Donna Brandin	35,264	*
John R. Chandler	4,797	*
Steven R. Hash	5,143	*
Robert E. Parsons, Jr.	20,122	*
G. Christopher McGibbon	0	0%
Richard M. Kimble	0	0%
Keith A. Jones	5,557	*
James E. Sinople	0	0%
William M. Miller	0	0%
Abigail Lewis	0	0%
Carly R. Tripp	0	0%
Shawn C. Lese	0	0%
Gracie Coburn	0	0%
All directors and executive officers as a group (16 persons)**	159,014	*
5% Stockholders
TIAA***	29,730,608	22.05%

*	Less than one percent.

**	Holds Class I shares of common stock.
***	Holds Class N shares of common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of any class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. To our knowledge, based solely on review of such reports, all Section 16(a) filing requirements applicable to our officers, directors and beneficial owners of more than 10% of any class of our equity securities, were complied with during fiscal year 2021, except that a Form 4, reporting one transaction, for Mr. MacCarthy was not filed timely, due to an administrative error.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

The Advisor

We are externally managed by the Advisor, Nuveen Real Estate Global Cities Advisors, LLC, a Delaware limited liability company. The Advisor is an affiliate of NRE and wholly owned subsidiary of Nuveen, our sponsor, which is a wholly owned subsidiary of TIAA. The Advisor will draw upon the substantial real estate investment management capabilities and experience and will leverage the global resources, infrastructure and personnel of NRE and its other affiliates, including Nuveen Asset Management, to provide advisory services to us in furtherance of our investment objectives.

Pursuant to the Advisory Agreement, the Advisor has contractual and fiduciary responsibilities to us and our stockholders and is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board. We or the Advisor may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support.

The Advisory Agreement

Our Board at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to us and the Operating Partnership. Pursuant to the Advisory Agreement, our Board has delegated to the Advisor the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board. We believe that the Advisor currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.

Services

Pursuant to the terms of the Advisory Agreement, the Advisor is responsible for, among other things:

•

serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•

sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by the Board;

•

with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;

•	serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and

•	engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions which the Advisor performs for us and it is not intended to include all of the services which may be provided to us by the Advisor or third parties.

Term and Termination Rights

The term of the Advisory Agreement is for one year, subject to renewals by the Board for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

•	immediately by us (1) for “cause,” (2) upon the bankruptcy of the Advisor or (3) upon a material breach of the Advisory Agreement by the Advisor;

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by the Advisor.

“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor under the Advisory Agreement.

In the event the Advisory Agreement is terminated, the Advisor will be entitled to receive its prorated advisory fee through the date of termination. No termination fees are payable in connection with the termination of the Advisory Agreement. In addition, upon the termination or expiration of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist the Board in making an orderly transition of the advisory function. Before selecting a successor advisor, the Board must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Advisory Fee and Expense Reimbursements

Advisory Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Advisor an advisory fee equal to 1.25% of our NAV for the Class T, Class S, Class D and Class I shares and 0.65% of our NAV for the Class N shares, per annum, payable monthly in arrears.

In calculating our advisory fee, we will use our NAV before giving effect to accruals for the advisory fee, stockholder servicing fee or distributions payable on our shares. We will not pay the advisory fee with regard to our investments in the International Affiliated Funds. The value of these investments will be excluded from NAV for purposes of calculating the advisory fee.

During the fiscal year ended December 31, 2021, we incurred an advisory fee expense of approximately $8.8 million.

Expense Reimbursement. We may reimburse the Advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Advisor, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, (4) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related assets, whether or not such investments are acquired and (5) expenses related to personnel of the Advisor performing services for us, but excluding those personnel who provide investment advisory services pursuant to the Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of the Advisor or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Such out-of-pocket costs and expenses include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC, reports, disclosures, and other regulatory filings of the Advisor and its affiliates relating to our activities (including our pro rata share of the costs of the Advisor and its affiliates of regulatory expenses that relate to us and Other Nuveen Real Estate Accounts)). “Other Nuveen Real Estate Accounts” means investment funds, REITs, vehicles, accounts, products and other similar arrangements sponsored, advised, or managed by Nuveen Real Estate or its affiliates, including European Cities Fund and the Asia-Pacific Cities Fund, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over- flow funds, co-investment vehicles and other entities formed in connection with Nuveen Real Estate or its affiliates side-by-side or additional general partner investments with respect thereto).

During the fiscal year ended December 31, 2021, we did not have any costs to be reimbursed to the Advisor.

The Advisor has advanced all of our organizational and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) through the first anniversary of the commencement of our initial public offering. We will reimburse the Advisor for all such advanced expenses ratably over the 60 months commencing on the earlier of the date our NAV reaches $1 billion or January 31, 2023. We reached $1 billion in NAV as of October 2021. Wholesaling compensation expenses of persons associated with the Dealer Manager (as defined below) are paid by the Dealer Manager without reimbursement from us. After the termination of our offering, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of the gross proceeds from our offering.

We reimburse the Advisor for any organization and offering expenses it incurs in connection with our offering of shares of our common stock. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but exclude upfront selling commissions, dealer manager fees and stockholder servicing fees. In connection with our initial public offering, the Advisor advanced $4.6 million of our organization and offering expenses on our behalf from our inception through December 2018. We began reimbursing the Advisor for such advanced expenses ratably over the 60-month period beginning January 2019. Accordingly, in January 2019, for purposes of our NAV calculation we began accruing expenses for the reimbursement of organization and offering expenses advanced by the Advisor and accrued monthly expenses of approximately $77,000, for a total accrued expense of approximately $701,000 through September 2019. In October 2019, the Advisor agreed for our benefit to postpone the required reimbursement of our organization and offering expenses such that the reimbursement of the $4.6 million of our organization and offering expenses due to the Advisor will instead occur ratably over the 60 months following the earlier of the date our NAV first reaches $1 billion or January 31, 2023. We reached $1 billion in NAV as of October 2021.

Reimbursement by the Advisor. The Advisor will reimburse us for any expenses that cause our total operating expenses (all costs and expenses paid or incurred by us, as determined under GAAP, including the advisory fee, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property) (“Total Operating Expenses”) in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets and (2) 25% of our Net Income. For purposes of these limits:

•

“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and debt backed principally by real estate, including all properties, mortgages and real estate-related assets and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•

“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

For the year ended December 31, 2021, we were in compliance with this requirement and our Total Operating Expenses were 1.30% of Average Invested Asset and 44.42% of Net Income.

Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Advisor would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.

Independent Directors’ Review of Compensation. Our independent directors evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors supervise the performance of the Advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation is based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their advisory relationship with us;

•	the quality and extent of the services and advice furnished by the Advisor;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by the Advisor for its own account.

In addition to the advisory fee and expense reimbursements, we have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations.

Property Management and Other Services Agreements

During the year ended December 31, 2021, we engaged NexCore Companies LLC (“Nexcore”), an affiliate of TIAA, to provide property management, accounting and leasing services for its investments in healthcare properties. NexCore is a real estate development company focused exclusively on development, acquisition, and management of healthcare real estate. We paid approximately $0.5 million in management fees to Nexcore during the year ended December 31, 2021.

Additionally, as part of this engagement, we may pay acquisition fees to NexCore for sourcing deals. We paid approximately $0.4 million in acquisition fees to NexCore during the year ended December 31, 2021. We may also enter into joint ventures with NexCore, and pursuant to the terms of the joint venture agreements, NexCore may receive a promote from the joint venture. We entered in three joint venture arrangements with NexCore during the year ended December 31, 2021, which have not incurred any promote payments.

On July 27, 2021, we entered in an agreement with Imajn Homes Holdings (“Sparrow”), an affiliate of TIAA, to assist us in acquiring and managing single family housing in the United States. Sparrow is a vertically integrated company with acquisition, asset, property and construction management capabilities. As part of the joint venture arrangement with Sparrow, if certain internal rate of return hurdles are met, Sparrow will participate in the profits based on a set criteria at the crystallization event. Additionally, Sparrow has the ability to exercise the crystallization event between the fifth and sixth anniversaries from the effective date of the agreement. Subsequent to entering in the agreement, we committed $100.0 million to acquire single family rentals identified by Sparrow. We incurred approximately $111,200 and $30,800 in asset and property management fees, respectively, related to Sparrow during the year ended December 31, 2021.

On August 23, 2021, we entered into a master services agreement with Nuveen Real Estate Project Management Services, LLC (“Nuveen RE PMS”), an affiliate of the Advisor, for the purpose of Nuveen RE PMS providing professional services described below in connection with certain of our real estate investments (the “Agreement”).

For project management services provided by Nuveen RE PMS, we will pay Nuveen RE PMS fees determined by the estimated total cost of any project; provided that such fees shall not exceed 6% of project costs. For development and management services provided by Nuveen RE PMS, we will pay Nuveen RE PMS fees to be determined by the complexity and size of the project; provided that such fees shall not exceed 4% of project costs. We have not incurred any Nuveen RE PMS fees as of December 31, 2021.

Investment in Shares by TIAA

TIAA invested $200,000 in us through the purchase of 20,000 shares of Class N common stock at $10.00 per share as our initial capitalization. TIAA may not sell any of these shares during the period the Advisor or an affiliate of Nuveen serves as our advisor, but the holder may transfer the shares to its affiliates. TIAA may not vote on the removal of any of its affiliates (including the Advisor), and may not vote regarding any transaction between us and TIAA or any of its affiliates, including NRE.

Subsequent to our initial capitalization, TIAA purchased $300 million in shares (less the $200,000 initial capitalization). The Class N shares purchased by TIAA described above (excluding the 20,000 shares that were issued respect to the initial capitalization which must be held for so long as the Advisor or its affiliate remains our advisor) shall be subject to the following limitations on repurchase:

•

Beginning on January 31, 2023, TIAA may submit a portion of its Class N shares for repurchase, provided that after taking into account such repurchase, the total value of TIAA’s aggregate ownership of our Class N shares shall not be less than $300 million.

•	Beginning on January 31, 2025, TIAA may submit all of its remaining Class N shares for repurchase.

•

Notwithstanding the foregoing, the total amount of repurchases of Class N shares eligible for repurchase will be limited to no more than 0.67% of our aggregate NAV per month and no more than 1.67% of our aggregate NAV per calendar quarter; provided that, if in any month or quarter the total amount of aggregate repurchases of all classes of our common stock do not reach the overall share repurchase plan limits of 2% of the aggregate NAV per month and 5% of the aggregate NAV per calendar quarter, the above repurchase limits on the Class N shares shall not apply to that month or quarter and TIAA shall be entitled to submit shares for repurchase up to the overall share repurchase plan limits.

All of the foregoing limitations shall not apply to the extent that the Advisor or its affiliate is no longer serving as our external advisor.

Dealer Manager Agreement

Upfront Selling Commissions and Dealer Manager Fees. Nuveen Securities, LLC is our Dealer Manager. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering.

The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class D shares, Class I shares, Class N shares or shares of any class sold pursuant to our distribution reinvestment plan.

During the year ended December 31, 2021, we paid approximately $2.3 million in upfront selling commissions and upfront dealer manager fees to the Dealer Manager. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers. Through December 31, 2021, the Dealer Manager had not retained any upfront selling commissions and dealer manager fees.

Stockholder Servicing Fees. Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•

with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum (or other amounts, provided that the sum equals 0.85%), of the aggregate NAV for the Class T shares;

•	with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•	with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares or Class N shares.

During the year ended December 31, 2021, we paid approximately $1.8 million in stockholder servicing fees to the Dealer Manager. The Dealer Manager anticipates that all or a portion of the stockholder servicing fees will be retained by, or reallowed (paid) to, participating broker-dealers. Through December 31, 2021, the Dealer Manager had not retained any stockholder servicing fees.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class T, Class S and Class D shares, they reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held within such account would exceed, in the aggregate, 8.75% of the sum of the gross proceeds from the sale of such shares and the aggregate gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto (or, solely with respect to the Class T shares, a lower limit set forth in an agreement between the Dealer Manager and the applicable participating broker-dealer in effect on the date that such shares were sold). At the end of such month, each Class T share, Class S share and Class D share held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of the primary portion of our offering on which, in the aggregate, underwriting compensation from all sources in connection with our offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Either party may terminate the Dealer Manager Agreement upon 60 days written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Dealer Manager Agreement. No termination fees are payable in connection with the termination of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay the stockholder servicing fees with respect to the Class T, Class S and Class D shares distributed in our offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares.

For the fiscal year ended December 31, 2021, the costs of raising capital in our offerings, which represent all upfront selling commissions, upfront dealer manager fees, stockholder servicing fees and organization and offering costs accrued by us during the year ended December 31, 2021, represented less than 1% of capital raised.

Related Party Transaction Policies

Our charter contains policies on transactions with affiliated persons. Under the charter, our independent directors must review and approve transactions with affiliates.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has been appointed by the Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP has served as our auditor since 2017. We know of no direct financial or material indirect financial interest of PricewaterhouseCoopers LLP in our company. Representatives of PricewaterhouseCoopers LLP will be present at the virtual Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Although action by the stockholders on this matter is not required, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on our consolidated financial statements. If a quorum is present at the Annual Meeting and the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2022 is not ratified by the stockholders, the adverse vote will be considered by the Audit Committee in determining whether to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the succeeding fiscal year.

Fees

Set forth in the table below are the fees billed to us by PricewaterhouseCoopers LLP for professional services performed for our fiscal years ended December 31, 2021 and 2020 ($ in thousands):

	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2020
Audit fees (a)	$562	$509
Audit-related services (b)	34	65
Total	$596	$574

(a)

Audit fees include fees for services that normally would be provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements and the review of our quarterly financial statements in accordance with generally accepted auditing standard, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

(b)

Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee pre-approval policy, all audit and non-audit services performed for us by its independent registered public accounting firm for the year ended December 31, 2021 were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and related fees. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

The Audit Committee may delegate pre-approval authority to one or more of its members, provided that any decision made by such delegate must be presented to the Audit Committee at its next regularly-scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

As part of its oversight of our financial statements, the Audit Committee reviewed and discussed with both management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2021. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. GAAP, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communication with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by our independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by PricewaterhouseCoopers LLP in order to assure that the provision of such service does not impair the firm’s independence.

Any request for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount of fees associated with such services, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by PricewaterhouseCoopers LLP to management.

The Audit Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has reviewed the audit fees paid by us to PricewaterhouseCoopers LLP. It has also reviewed non-audit services and fees to assure compliance with our and the Audit Committee’s policies restricting PricewaterhouseCoopers LLP from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements as of and for the year ended December 31, 2021 be included in our annual report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. The Audit Committee also recommended the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Committee Members:[1]
Donna Brandin, Chairperson
Steven R. Hash
Robert E. Parsons, Jr.

The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

[1]	Mr. John R. Chandler, one of our independent directors, was appointed to the Audit Committee following the approval of this report.

Required Vote

The ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast at the Annual Meeting duly called and at which a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the ratification of the appointment of PricewaterhouseCoopers LLP.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2022.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder desiring to make a proposal to be acted upon at our 2023 annual meeting of stockholders must cause such proposal to be received at our offices located at Nuveen Global Cities REIT, Inc., 4675 MacArthur Court, Suite 1100, Newport Beach, CA 92660, Attention: Secretary, no later than December 20, 2022 in order for the proposal to be considered for inclusion in our proxy statement for that meeting; provided, however, that in the event that the date of the 2023 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send its proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.

Pursuant to Article II, Section 11(a)(2) of our bylaws, if a stockholder wishes to present a proposal, including a nomination or other business, at our 2023 annual meeting of stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to the Secretary at our principal executive offices, no earlier than November 20, 2022 and no later than 5:00 p.m., Eastern Time, on December 20, 2022; provided, however, that in the event that the date of the 2023 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2023 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2023 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. We presently anticipate holding the 2023 annual meeting of stockholders in June 2023.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address and same last name by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and reduced printing and delivery costs for companies. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or you submit contrary instructions. Stockholders who participate in householding will continue to receive a separate notice or, if they request paper copies, a separate proxy card, and will remain entitled to vote their individual shares separately. If, at any time, you no longer wish to participate in householding, please notify your broker or financial advisor. Stockholders who share an address and would like to request householding of their communications should contact their broker. In addition, upon written or oral request, we will deliver a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of such documents was previously delivered.

OTHER MATTERS TO COME BEFORE THE MEETING

Our Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT EASY VOTING OPTIONS: Pleasedetach at perforation before mailing. NUVEEN GLOBAL CITIES REIT, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2022 THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. The undersigned stockholder(s) of Nuveen Global Cities REIT, Inc., a Maryland corporation (the “Company”), revoking previous proxies, hereby appoints James E. Sinople and William M. Miller, executive officers of the Company, or any one of them, true and lawful attorneys with power of substitution of each, to vote all shares of common stock of Nuveen Global Cities REIT, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 1, 2022, at 9:00 a.m., Eastern Time, virtually on the internet at the following website: www.meetnow.global/M5QGKDR, and at any adjournment or postponement thereof as indicated on the reverse side. To participate in the Annual Meeting enter the 14-digit control number from the shaded box on this card. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. Receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement is hereby acknowledged. The shares of common stock of the Company represented hereby will be voted as indicated or FOR the proposals if no choice is indicated. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 NGC_32739_041322 PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. xxxxxxxxxxxxxx code

EVERY STOCKHOLDER’S VOTE IS IMPORTANT! VOTE THIS PROXY CARD TODAY! Important Notice Regarding the Availability of Proxy Materials for Nuveen Global Cities REIT, Inc., Annual Meeting of Stockholders to be held virtually on June 1, 2022. The Proxy Statement, the proxy card and the Company’s annual report are available at https://www.nuveen.com/gcreit/literature. IF YOU VOTE ON THE INTERNET OR BY TELEPHONE, YOU NEED NOT RETURN THIS PROXY CARD Please detach at perforation before mailing. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. Properly executed proxies will be voted as specified. If no other specification is made, such shares will be voted “FOR” the proposals. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X A Proposals The board of directors unanimously recommends that you vote “FOR” the proposals. 1. To elect seven members to the board of directors: 01. Michael J.L. Sales 02. Michael A. Perry 03. John L. MacCarthy 04. Donna Brandin 05. John R. Chandler 06. Steven R. Hash 07. Robert E. Parsons, Jr. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided below. 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. To transact such other business that may properly come before the Annual Meeting, and any adjournments or postponements thereof. B Authorized Signatures ? This section must be completed for your vote to be counted. ? Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) ? Please print date below Signature 1 ? Please keep signature within the box Signature 2 ? Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx NGC 32739 xxxxxxxx VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY TOUCH-TONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope VIRTUAL MEETING at the following Website: www.meetnow.global/M5QGKDR on June 1 at 9:00 a.m., Eastern Time. To Participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card. FOR WITHHOLD FOR ALL ALL ALL EXCEPT ☐☐☐ FOR AGAINST ABSTAIN ☐☐☐ / /